Exhibit 10.4

                         SUBLEASE AND CONSENT AGREEMENT

          This Sublease and Consent Agreement ("Sublease") by and among ASA International Ltd., InterPro Expense Systems, Inc. and 10 SPEEN STREET, LLC is made as of the 2d day of August, 1999.

                                    RECITALS

          WHEREAS, 10 Speen Street, LLC and ASA International Ltd. (hereinafter, "ASA International" or "LESSOR" as the context may require) have entered into that certain master lease as of September 15, 1998 whereby ASA International has leased the entire Building from 10 Speen Street, LLC (the "Master Lease"); and

          WHEREAS, ASA International and InterPro Expense Systems, Inc. (hereinafter, "InterPro" or "LESSEE" as the context may require) intend to enter into a sublease under the terms and conditions as set forth herein;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                      TERMS

1. & 2. PARTIES AND PREMISES.

          ASA INTERNATIONAL, a Delaware corporation, with a principal place of business at 10 Speen Street, Framingham, MA 01701 does hereby sublease to INTERPRO, a Delaware corporation, with a principal place of business at 10 Speen Street, Framingham, MA 01701, and the LESSEE hereby subleases the following described Premises:

         approximately 7,021 rentable square feet of space located on the first floor (the "First Floor Premises") and approximately 7,854 rentable square feet of space located on the second floor (the "Second Floor Premises) at 10 Speen Street, Framingham, MA 01701 (collectively, the "Premises"), as more particularly described on the floor plan attached hereto as Exhibit A, together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and the lavatories nearest thereto. The entire building at 10 Speen Street, Framingham, MA of which the Premises is a part shall be referred to herein as the "Building". ASA International hereby acknowledges to InterPro that, to its knowledge, the First Floor Premise are 7,021 square feet and the Second Floor Premises are 7,854 square feet, and the parties hereto agree that if said square footage, in either or both cases, is established to be otherwise, the payment obligations under this sublease shall be adjusted proportionately.

3. TERM.

          The term (the "Term") of this Sublease shall commence: (A) with respect to the Second Floor Premises, as of the date hereof (the "Second Floor Commencement Date"), and (B) with respect to the First Floor Premises, on the date when Lessor Substantially Completes (as defined below) the Lessor Improvements (as hereinafter defined in Paragraph 12 of this Sublease) and delivers the First Floor Premises to Lessee, provided that, if Lessee occupies any portion of the First Floor Premises prior to the date Lessor Substantially Completes them, the term of this Sublease shall commence with respect only to the occupied portion of the First Floor Premises, such that Lessee shall pay rent pro-rata based on the portion occupied, upon such occupation. The Term of this Sublease shall end on July 30, 2004 (the "Expiration Date"). For purposes of this paragraph, "Substantially Completes" shall mean at such time as Lessor has completed the Lessor Improvements to such extent that the First Floor Premises may be utilized by Lessee for its intended purpose without unreasonable interruption to Lessee for Lessor.

4. RENT.

          The LESSEE shall pay to the LESSOR a base rent ("Base Rent") commencing on the Second Floor Commencement Date at the rate of Fifteen Thousand Seven Hundred Eight Dollars ($15,708) per month. Commencing on the First Floor Commencement Date, Base Rent shall be increased to Twenty- Nine Thousand Seven Hundred Fifty Dollars ($29,750) per month, payable in advance on the first of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on the number of days in such month.

          Any payment of rent or any other monetary sum due hereunder from LESSEE to LESSOR which is more than ten (10) days late shall bear interest at the rate of one and one-half (1 1/2%) percent per month.

5. SECURITY DEPOSIT.

          Upon the execution of this Sublease, the LESSEE shall pay to the LESSOR the amount of Fifty-Nine Thousand Five Hundred Dollars ($59,500) Dollars, which shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this Sublease subject to the LESSEE's satisfactory compliance with the conditions hereof.

6. RENT ADJUSTMENT.

               A.      TAX CALCULATION. If in any tax year commencing with the
                    fiscal year 2000, the real estate taxes on the land and buildings, of which the Premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year 1999 (the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, within seven (7) days of notice in writing by LESSOR, Forty-Five and one-half percent (45.5%) ("LESSEE'S SHARE") of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the proportionate share of reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

               B.       OPERATING EXPENSES. Commencing on the Second Floor
                    Commencement Date, the LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, LESSEE'S SHARE (as proportionately adjusted for any part of a calendar year) of any increase in operating expenses paid in proportion to the space occupied over those incurred during the calendar year ending December 31, 1998 (the "Operating Expense Base Year"). If the Building was not fully occupied during the Operating Expense Base Year, operating expenses for the Operating Expense Base Year shall be increased to reflect a fully-occupied Building. Operating expenses shall include for the purposes of this agreement, without limitation:

                    (i) All expenses incurred by LESSOR or LESSOR's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries, and other compensation for services, payroll, social security, unemployment and similar taxes, workman's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on LESSOR or LESSOR's agents pursuant to any collective bargaining agreement for the services of employees of LESSOR or LESSOR's agents in connection with the operation, repair, maintenance, common area cleaning, management and protection of the Building or the property of which it is part and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above.

                    (ii) The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning management and protection of the Building or the property of which it is part, including without limitation fees, if any, imposed upon LESSOR, or charged to the Building, by the state or municipality in which the Building is located on account of the need of the Building or the property of which it is part for increased or augmented public safety services.

                    (iii) The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Building or the property of which it is part.

                    (iv)      Where the Building or the property of which it is
                              part is managed by LESSOR or an affiliate of LESSOR, a sum equal to the amounts customarily charged by management in the Framingham area for similar properties, whether or not actually paid, or where managed by other than LESSOR or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Building or the property of which it is part, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building or the property of which it is part.

                    (v) Premiums for any insurance against damage or loss to the Building for such hazards as shall from time to time be customarily carried by prudent owners of similar first class office properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

                    (vi) Costs for common area electricity, water and sewer use charges, and other utilities supplied to the Building or the property of which it is part and not paid for directly by tenants.

                    (vii) Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

                    (viii) Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Building or the property of which it is part.

               C. Operating expenses shall not include the following: (a) costs which could be considered capital costs except to the extent amortized over the useful life of such capital item;
                    (b) costs of structural repairs to the Building; (c) insurance deductibles; and (d) costs in connection with hazardous materials in the Building except to the extent caused by Lessee or anyone claiming under Lessee.

               D. Lessee may audit the books, records and supporting documents of Lessor to the extent necessary to determine the accuracy of Lessor's calculation of operating expenses. Tenant shall bear the cost of such audit, unless such audit discloses that Lessor has overstated the total costs by more than three percent (3%) of the actual amount of such costs, in which event Lessor shall pay the cost of Tenant's audit. Lessor shall promptly refund any overcharges to Tenant.

7. UTILITIES.

          The LESSOR agrees to provide electricity twenty-four (24) hours per day, seven (7) days per week, and all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageway and stairway during business hours, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

          LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Commencement Date of this Sublease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8. USE OF SUBLEASED PREMISES.

          The LESSEE shall use the Premises only for the purpose of general offices including, without limitation, software development, but for no other purpose.

9. COMPLIANCE WITH LAWS.

          A. The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated, or which tend to degrade the economic status of the Building.

          B. (i) LESSEE shall not introduce on or transfer to the Premises, any hazardous materials (as herein defined); nor dump, flush, or otherwise dispose of any hazardous materials into the drainage, sewage, or waste disposal systems serving the Premises or Building in violation of applicable law; nor generate, store, use, release, spill, or dispose of any hazardous materials in or on the Premises or the Building, or transfer any hazardous materials from the Premises to any other location in violation of applicable law; and not commit or suffer to be committed in or on the Premises or Building any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statues, laws, codes, ordinances, rules or regulations, present or future, applicable to the Building or to hazardous material (hereinafter collectively called "Environmental Laws").

               (ii) LESSEE agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of, or transfer to the Premises or Building any hazardous materials, it shall forthwith remove the same, at its sole cost and expense in the matter provided by all applicable Environmental Laws, regardless of when such hazardous materials shall be discovered. Furthermore, LESSEE shall pay any fines, penalties, or other assessments imposed by any governmental agency with respect to any such hazardous materials and shall forthwith repair and restore any portion of the Premises or Building which it shall disturb in so removing any such hazardous materials to the condition which existed prior to LESSEE's disturbance thereof.

               (iii) LESSEE agrees to deliver to LESSOR any notices, orders, or similar documents received by LESSEE from any governmental agency or official concerning any violation of any Environmental Law or with respect to any hazardous materials affecting the Premises or Building and LESSOR shall deliver to LESSEE any notices it receives from any governmental agency or officer.

               (iv) For purposes of this Sublease, the term "hazardous materials" shall mean and include any oils, petroleum products, asbestos, and any other toxic or hazardous wastes, materials, and such substances which are defined, determined, or identified as such in any Environmental Laws, or in any judicial or administrative interpretations of "Environmental Laws."

               (v) To the best knowledge of Lessor, (a) no hazardous materials are present in the Premises or at the Building or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present in or about the Building, and (c) no action, proceeding or claim is pending or threatened regarding the Premises or the Building concerning any hazardous materials or pursuant to any environmental Law. Notwithstanding anything to the contrary in the Lease, under no circumstance shall Lessee be liable for any losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any hazardous materials present at any time in, on or about the Premises, the Building, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any environmental law, except to the extent that any of the foregoing actually results from the release or emission of hazardous materials by Lessee or its agents, contractors or invitees.

10. FIRE INSURANCE.

          The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other Lessees, all extra insurance premiums caused by the LESSEE's use of the Premises.

11. MAINTENANCE.

          A. LESSEE'S OBLIGATIONS. The LESSEE agrees to maintain the Premises in good conditions, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. LESSEE shall be responsible for the maintenance, repair, and if, as a result of the LESSEE's negligence, it is required, replacement of all electrical, plumbing, heating, air conditioning, ventilation, and other mechanical installations located entirely on, or serving only, the Premises.

          B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure of the Building of which the Premises are a part in good condition, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the conduct of LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR shall be responsible for maintaining the Building's mechanical and electrical systems.

12. ALTERATIONS - ADDITIONS.

          The LESSEE shall not make structural alterations or additions to the Premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanic's liens, or similar liens, to remain upon the leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

          Lessor shall perform, at it sole cost and expense, the improvements set forth on the preliminary plan attached hereto as Exhibit B and shall recarpet the entire Premises (collectively, the "Lessor Improvements"), all in a good workmanlike manner and in compliance with all laws.

13. ASSIGNMENT - SUBLEASING.

          LESSEE shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as "Transfer") this Sublease without LESSOR's prior written consent which consent shall not be unreasonably withheld. LESSOR's refusal to consent to a Transfer for any use or purpose other than specifically stated in paragraph 8 herein shall not be deemed to be unreasonable withholding of consent.

          In the event the LESSEE desires to Transfer this Sublease to a proposed new LESSEE to whom LESSOR is required to give its reasonable consent pursuant to the foregoing paragraph, LESSOR shall have the option of either (1) allowing LESSEE to Transfer this Sublease, in which case LESSEE shall remain primarily liable upon all the terms, conditions, and covenants hereof, will bind any Transferee to the terms and provisions of this Sublease and will pay to LESSOR the amount by which the sum of rent, additional rent due to taxes, and all other money or consideration it received from a Transferee exceeds the sum of all monetary obligations which LESSEE owes to LESSOR for the period of such Transfer after subtracting Lessee's reasonable costs in connection therewith; or
(2) in the event an entire floor is proposed to be subleased, terminating this Sublease as to such proposed portion and relieving LESSEE of all its future obligations hereunder as to such portion. In the event that LESSOR decides to terminate this Sublease as to such portion, it shall be free to enter into a new Sublease as to such portion with the proposed new Lessee or anyone else on whatever terms and conditions it chooses.

          Consent by LESSOR, whether express or implied, to any Transfer shall not constitute a waiver of LESSOR's right to prohibit any subsequent Transfer; nor shall such consent be deemed a waiver of LESSOR's right to terminate this Sublease upon any subsequent Transfer.

          Notwithstanding anything to the contrary in the Lease, Lessee may, without Lessor's prior written consent and without being subject to any recapture or bonus rent provisions, sublease the Premises or assign the Sublease to any of the following: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Lessee's assets. For the purpose of this Sublease, any sale or transfer of Lessee's capital stock, including without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Lessee and any sale through any national market system or public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Sublease or the Premises. In the event Lessee subleases the Premises or assigns the Sublease pursuant to this paragraph, Lessee shall give Lessor reasonable notice thereof, and Lessee and the successor shall be jointly and severally liable for the obligations hereunder.

14. SUBORDINATION.

          Intentionally deleted.

15. LESSOR'S ACCESS.

          The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the Premises and remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the premises to others provided, however, that showings for reletting will be confined to a time within the nine (9) months before expiration of the term. At any time within nine (9) months before expiration of the terms, LESSOR may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation.

16. INDEMNIFICATION AND LIABILITY.

          LESSEE covenants with LESSOR to pay, protect, indemnify, and save harmless, to the extent permitted by law, LESSOR and any partner, officer, director, agent, employee, or beneficiary of LESSOR, holders of mortgages on the Building and any other party having an interest in the Building from and against any and all liabilities, costs, expenses, causes of action, injuries, accidents, injunctions, or penalties of any nature (including court costs and reasonable attorney's fees), resulting from a claim by or on behalf of any person, party, or governmental authority whatsoever on account of injury, death, damage, or loss to person or property in or upon the Premises, or any area adjacent to or in proximity to the Premises, arising out of any act, negligence, or omission of LESSEE, or arising as a result of any use or occupancy of, or travel over or upon the Premises, or any area adjacent to or in proximity to the Premises, by LESSEE or by any person claiming by, through, or under LESSEE (including, without limitation, all patrons, guests, employees, agents, contractors, and customers of LESSEE), or arising out of any delivery to or services supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, or any area adjacent to or in proximity to the Premises, by LESSEE or by any person claiming by, through, or under LESSEE, except if the same was caused by the negligence or willful misconduct of LESSOR, its agents, or employees or contractors; and, if required by law, to keep all of LESSEE's employees working in or about the Premises covered by workers, compensation insurance. In respect to all of the foregoing, LESSEE shall indemnify and hold harmless LESSOR from and against all costs, expenses (including reasonable attorneys' fees) and liabilities incurred in or in connection with any such claim, action, or proceeding brought thereon.

          The removal of snow and ice from the sidewalks bordering upon the Building and the parking lot of the Building shall be LESSOR's responsibility.

17. LESSEE'S LIABILITY INSURANCE.

          The LESSEE shall maintain, with respect to the Premises and the property of which the Premises are a part, comprehensive public liability insurance in the amount of One Million Dollars ($1,000,000), combined single-limit bodily injury and property damage in responsible companies qualified to do business in Massachusetts and in good standing therein, insuring the LESSEE (and including Lessor as additional insured) against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at, or prior to, commencement of the term and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18. FIRE, CASUALTY - EMINENT DOMAIN.

          Lessor shall carry standard "all risk" issuance covering the building for the full replacement cost thereof. Should a substantial portion of the Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Sublease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this Sublease if:

                  (a)      The LESSOR fails to give written notice within thirty
                           (30) days of its intention to restore Premises, or
                  (b) The LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within seventy-five (75) days of said fire, casualty, or taking, or
                  (c)      If said fire, casualty, or taking happens within nine
                           (9) months of the Expiration Date.

          The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

          If required by a financing institution which has provided financing for Lessor, Lessor shall have the right to demolish the Building of which the Premises are a part, or any part thereof, provided Lessor gives Lessee at least eighteen (18) months prior termination notice and Lessor pays Lessee's reasonable costs to move.

19. DEFAULT AND BANKRUPTCY.

          In the event that:

          (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for seven (7) days after written notice thereof; or

          (b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, Subleases, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence and diligently proceed to cure such default; or

          (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues to declare the term of this Sublease ended. The LESSEE shall indemnify the LESSOR against all loss of rent and other Payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable written notice thereof, in observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this Sublease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligation incurred with interest at the rate of 18% per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20. NOTICE.

          Any notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be deemed duly served if mailed to the LESSEE's place of business at 4125 Hopyard Road, Pleasanton, CA 94588-8534, Attention:
Ted Comfoltey registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at: ASA International Ltd., 10 Speen Street, Framingham, MA 01701, Attention: Accounting Department.

21. SURRENDER.

          The LESSEE shall at the expiration or other termination of this Sublease remove all LESSEE's goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty and normal wear and tear only excepted. If the Sublease term terminates by acceleration or expiration of time and LESSEE does not surrender the Premises and remove his effects from the Premises, and LESSOR obtains an order of eviction from a court, then LESSOR may enter the Premises for the purpose of removing LESSEE's goods and effects, without prejudice to any other remedies, and LESSOR may remove and store such goods and effects at LESSEE's expense, LESSEE hereby granting LESSOR an irrevocable power of attorney to accomplish the same.

22. BROKERAGE.

          Intentionally Deleted.

23. RELEASES AND WAIVER OF SUBROGATION.

          LESSOR and LESSEE hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent permitted by law. LESSOR and LESSEE each agree that it will request its insurance carriers to include in its policies whether or not such policies are required hereunder, such a clause or endorsement. In any of LESSEE'S insurance policies with respect to the Premises which do not contain a waiver of subrogation rights, LESSEE shall have LESSOR designated as one of the insured.

24. LIABILITY

          LESSEE hereby agrees that any judgment, decree, or award obtaining against the LESSOR which is related to this Sublease, the Premises, or the LESSEE's use or occupancy of the Premises or the Building, whether at law or in equity, shall be satisfied out of property owned by, or cash or other assets of, ASA International with a value not to exceed $1 million, and further agrees to look only to such assets and to no other assets for satisfaction, after application of insurance proceeds of any party hereto to the extent applicable. In no event shall LESSOR be liable for consequential or any indirect damages.


25. HOLDOVER.

          If the LESSEE remains on the Premises beyond the Expiration Date (or such earlier termination date as provided for hereunder), such holding over shall not be deemed to create any Tenancy at will, but the LESSEE shall be a Lessee at sufferance only, at a daily rate equal to one hundred fifty percent (150%) of the rent and other charges for the last year under this Sublease. However, all other conditions of this Sublease to be performed by LESSEE shall continue in force.

26. NON-WAIVER PROVISION.

          No acceptance by LESSOR of a lesser sum than the rent, additional rent, or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR's right to recover the balance of such installment or pursue any other remedy provided in this Sublease.

          No provisions of this Sublease shall be deemed to have been waived by LESSOR or LESSEE unless such waiver is in writing signed by LESSOR or LESSEE. No assent, express or implied, by either party to any breach of any Sublease or condition herein contained on the part of the other to be performed or observed, and no 'waiver, express or implied, of any such agreement or condition, shall be deemed to be a waiver or an assent to any succeeding breach of the same or any other agreement or condition. No act or thing done by LESSOR, its agents, or employees, during the Term shall be deemed an acceptance of a surrender of the Premises. The delivery of keys to any of LESSOR's agents or employees shall not operate as a termination of this Sublease or a surrender of the Premises.

27. NO OFFER TO SUBLEASE.

          Intentionally Deleted.

28. PARTIAL INVALIDITY.

          The invalidity of one or more phrases, sentences, clauses, or articles shall not affect the remaining portions of this Sublease, and if any part of this Sublease should be declared invalid by the final order, decree, or judgment of a court of competent jurisdiction, this Sublease shall be construed as if such invalid phrases, sentences, clauses, or articles had not been inserted.

29. NO RECORDING.

          This Sublease shall not be recorded.

30. PARKING.

          LESSEE shall have, in common with other tenants, access to the parking areas at 10 Speen Street. Lessee shall have the non-exclusive use of sixty-five parking spaces in such parking area (one of which shall be specifically designated the "employee of the month" space).

31. ADDENDA.

          Intentionally Deleted.

32. RULES.

          From time to time, the LESSOR has and will adopt reasonable rules for the safety, benefit, and convenience of all tenants and other persons in the Building (attached hereto as Exhibit "A"). LESSEE shall at all times comply with, and shall cause its employees, agents, licensees, and invitees to comply with the Rules from time to time in effect.

33. LESSEE ACCESS TO PREMISES.

          LESSEE shall have access to the Building and the Premises twenty-four
(24) hours a day, seven (7) days per week.

34. ENTIRE AGREEMENT.

          This Sublease contains the entire agreement between the parties hereto with respect to the subject matter of this Sublease. LESSEE acknowledges and agrees that it has not relied upon any statement, representation, agreement, or warranty except such as are set out in this Sublease.

35. AMENDMENT OR MODIFICATION.

          Unless otherwise specifically provided in this Sublease, no amendment, modification, or supplement to this Sublease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Sublease.

36. WAIVER OF JURY TRIAL.

          Except as otherwise provided under this Sublease, any controversy or claim arising out of, or relating to, this Sublease or the existence, validity, breach, or termination thereof will be finally settled by compulsory arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, Boston, Massachusetts, and nowhere else. The Arbitration award shall be the exclusive remedies of the parties for all claims, counter claims, or issues presented or plead to the arbitrators and each party hereby waives, any right to jury trial in any forum. LESSOR and LESSEE each shall bear their own expenses, costs and fees, including legal fees unless otherwise ordered.

37. ESTOPPEL CERTIFICATES.

          LESSOR and LESSEE agree that at any time and from time to time, upon not less than ten (10) days' prior written request by the other, each will execute, acknowledge, and deliver to the requesting party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and starting the modifications), that to the knowledge of such party no uncured defaults exist, and the dates to which the rent and other charges due hereunder have been paid in advance, if any, it being intended that any such statement delivered pursuant to this section 37 may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Property. LESSEE agrees that if it shall fail at any time to execute, acknowledge, and deliver any such instrument within fifteen (15) days after request, then LESSOR may execute, acknowledge, and deliver such instrument as the attorney in fact of LESSEE; and LESSEE hereby makes, constitutes, and irrevocably appoints LESSOR its attorney in fact, coupled with an interest, for that purpose.

38. CLEANING.

          LESSOR will clean the premises daily after normal business hours. Said cleaning to be comparable to that of comparable office buildings in the area.

39. SUBORDINATION OF SUBLEASE AND NON-DISTURBANCE OF LESSEE.

          Notwithstanding anything contained herein, this Sublease is and shall be subject and subordinate at all times to all the terms, covenants and conditions of the Master Lease; provided, however, that so long as the LESSEE is not in default of any of the terms, covenants and conditions of this Sublease 10 Speen Street, LLC or its successor in interest, including, without limitation, its successor in interest through foreclosure proceedings or a deed in lieu of foreclosure, hereby agrees not to disturb the LESSEE in its possession of the Premises.

40. LESSOR'S FURNITURE AND NETWORK EQUIPMENT.

          Lessee may use during the term the furniture currently existing in the First Floor Premises and more particularly described in Exhibit C attached hereto (the "Furniture"). Lessee shall maintain such Furniture in its current condition at the time of occupancy and first use, reasonable wear and tear and casualty excepted. Upon the expiration of the Term, Lessee shall surrender such Furniture with the Premises in their current location.

41. LESSEE PROPERTY

          Lessee's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Lessee's Property") shall at all times be and remain Lessee's property. Lessee may at any time remove Lessee's Property from the Premises, provided that Lessee repairs all damage caused by such removal. Lessor shall have no security interest or lien on any item of Lessee's Property other than those statutory liens that may arise by operation of law. Lessee's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Lessee's Property") shall at all times be and remain Lessee's property. Lessee may at any time remove Lessee's Property from the Premises, provided that Lessee repairs all damage caused by such removal. Lessor shall have no lien on any item of Lessee's Property other than those statutory liens that may arise by operation of law. Lessor hereby covenants and agrees to comply with any reasonable request of Lessee for Lessor's execution of one or more consent, waiver and estoppell certificate in favor of a lendor to Lessee as such certificate may be required in connection with such financing provided that Lessee is not in default hereunder. Notwithstanding the foregoing, in no event shall Lessor have any lien on Lessee's software or intellectual property as a result of this Sublease and / or Lessor's capacity as a lessor.

42. CONSENT

          10 Speen Street, LLC hereby consents to this Sublease upon and subject to the terms and conditions contained herein. Subject to financing arrangements entered into by 10 Speen Street, LLC, so long as Lessee is not then in default under the Sublease beyond applicable notice and cure periods, in the event of any termination of the Master Lease, the Sublease shall not terminate as a result thereof and Lessee shall instead automatically become primary lessee of the Premises on the terms and conditions of the Sublease. In such event, Lessee shall be bound and attorn to 10 Speen Street, LLC, and 10 Speen Street, LLC shall recognize and shall not disturb the rights and interest of Lessee under all of the terms and conditions of the Sublease as if 10 Speen Street, LLC had been the original Lessor under the Sublease.

          IN WITNESS WHEREOF, the said parties hereto set their hands and seals as of this 2d day of August, 1999.

LESSOR:  ASA INTERNATIONAL LTD.      LESSEE:   INTERPRO EXPENSE SYSTEMS, INC.


 /S/ TERRENCE C. MCCARTHY            /S/ E. M. COMFOLTEY
 -----------------------------      -------------------------
By: Terrence C. McCarthy             By: Edward M. Comfoltey
    Vice President & Treasurer
Address:                                 Address:
10 Speen Street                          4125 Hopyard Road
Framingham, MA  01701                    Pleasanton, CA 94588

THE UNDERSIGNED ACCEPTS AND AGREES
TO BE BOUND BY THE PROVISIONS OF
PARAGRAPH 41 HEREOF:

10 SPEEN STREET, LLC

By:  ASA Properties, Inc., its managing member


By: /S/ TERRENCE C. MCCARTHY
   ------------------------------
     Terrence C. McCarthy,
     Vice President and Treasurer

                           SUBLEASE AGREEMENT BETWEEN
                         ASA INTERNATIONAL LTD., LESSOR
                                       AND
                     INTERPRO EXPENSE SYSTEMS, INC., LESSEE
                          DATED AS OF AUGUST ____, 1999

                        EXHIBIT A: RULES AND REGULATIONS

          1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any LESSEE or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by LESSOR. There shall not be used in any space, or in the public hall of the Building, either by a LESSEE or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

          2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designated or constructed and no sweepings, rubbish, rags, acids, or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the LESSEE who, or whose clerks, agents, employees, or visitors, shall have caused it.

          3. No LESSEE shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and LESSEE shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to LESSOR or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other LESSEES or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

          4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of LESSOR.

          5. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted, or affixed by any LESSEE on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of LESSOR, except that the name of LESSEE may appear on the entrance door of the Premises.

          In the event of the violation of the foregoing by any LESSEE, LESSOR may remove same without any liability, and may charge the expense incurred by such removal to LESSEE or LESSEES violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted, or affixed for each LESSEE by LESSOR at the expense of such LESSEE, and shall be of a size, color, and style acceptable to LESSOR.

          6. Except with prior written consent of LESSOR and as LESSOR may direct, no LESSEE shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          7. Except with the prior written consent of LESSOR, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any LESSEE, nor shall any changes be in existing locks or mechanism thereof. If requested, LESSEE shall provide LESSOR with a copy of a key for all new locks or bolts. Each LESSEE shall, upon the termination of his Tenancy, restore to LESSOR all keys either furnished to or otherwise procured by, such LESSEE. In the event of the loss of any keys furnished to LESSEE, LESSEE shall pay to LESSOR the cost thereof.

          8. LESSEE shall use reasonable care in delivering and removing from the Premises freight, furniture, business equipment, merchandise and bulky matter of, any description.

          9. Canvassing, soliciting, and peddling in the Building is prohibited and each LESSEE shall cooperate to prevent the same.

          10. LESSOR shall have the right to prohibit any advertising by any LESSEE which, in LESSOR's reasonable opinion, tends impair the reputation of the Building or its desirability as building for offices, and upon written notice from LESSOR, LESSEE shall refrain from or discontinue such advertising.

          11. Except for those items necessary for the cleaning and maintenance of LESSEE's business, including office supplies, which shall be properly stored to minimize the risk of fire and explosion, LESSEE shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible, or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, at any unusual or other objectionable odors to permeate in or emanate from the Premises.